                                                                      EXHIBIT 12



                          CAPSTEAD MORTGAGE CORPORATION
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)




(a) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (including CMO debt):


                                   NINE MONTHS                                YEAR ENDED DECEMBER 31
                                      ENDED         -----------------------------------------------------------------------
                                SEPTEMBER 30, 1999     1998            1997           1996           1995           1994
                                ------------------  ----------      ----------     ----------     ----------     ----------
Fixed charges                       $  371,728      $  673,233      $  633,845     $  598,312     $  584,137     $  474,844
Preferred stock dividends               16,952          22,342          25,457         36,356         39,334         38,876
                                    ----------      ----------      ----------     ----------     ----------     ----------
Combined fixed charges and
  preferred stock dividends            388,680         695,575         659,302        634,668        623,471        513,720
Net income (loss)                       45,112        (234,764)        159,926        127,228         77,359         85,579
                                    ----------      ----------      ----------     ----------     ----------     ----------

    Total                           $  433,792      $  460,811      $  819,228     $  761,896     $  700,830     $  599,299
                                    ==========      ==========      ==========     ==========     ==========     ==========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                       1.12:1          0.66:1          1.24:1         1.20:1         1.12:1         1.17:1
                                    ==========      ==========      ==========     ==========     ==========     ==========




(b) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding CMO debt):


                                   NINE MONTHS                                YEAR ENDED DECEMBER 31
                                      ENDED         -----------------------------------------------------------------------
                                SEPTEMBER 30, 1999     1998            1997           1996           1995           1994
                                ------------------  ----------      ----------     ----------     ----------     ----------
Fixed charges                       $  161,987      $  332,985      $  352,348     $  283,974     $  223,751     $  139,188
Preferred stock dividends               16,952          22,342          25,457         36,356         39,334         38,876
                                    ----------      ----------      ----------     ----------     ----------     ----------
Combined fixed charges and
  preferred stock dividends            178,939         355,327         377,805        320,330        263,085        178,064
Net income (loss)                       45,112        (234,764)        159,926        127,228         77,359         85,579
                                    ----------      ----------      ----------     ----------     ----------     ----------
    Total                           $  224,051      $  120,563      $  537,731     $  447,558     $  340,444     $  263,643
                                    ==========      ==========      ==========     ==========     ==========     ==========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                       1.25:1          0.34:1          1.42:1         1.40:1         1.29:1         1.48:1
                                    ==========      ==========      ==========     ==========     ==========     ==========